Exhibit 97

Kenvue Inc. Incentive Compensation Recovery Policy

A.PURPOSE

This Incentive Compensation Recovery Policy (this “Recovery Policy”) is adopted by Kenvue Inc., a Delaware corporation (the “Company”), as of December 1, 2023 (the “Effective Date”) as required by Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 under the Exchange Act and the applicable New York Stock Exchange Listing Standards (collectively, the “Recovery Rules”). The purpose of this Recovery Policy is solely to comply with the Company’s obligations under the Recovery Rules and is not intended to obligate the Company to recover more than necessary to comply with the Recovery Rules. This Recovery Policy is intended to apply independently of all other clawback, recoupment or forfeiture policies, agreements or other arrangements of the Company (collectively, “Other Clawback Policies”).

B.ADMINISTRATION

This Recovery Policy shall be administered by the Compensation & Human Capital Committee of the Board of Directors (the “Board”) of the Company (the “Compensation Committee”). The Compensation Committee shall have the full power and authority to interpret, and make determinations under, this Recovery Policy, consistent with the Recovery Rules. All determinations and decisions made by the Compensation Committee pursuant to this Recovery Policy shall be final, conclusive and binding on all persons, including each member of the Company Group (as defined below), its respective affiliates, shareholders and employees. In the absence of the Compensation Committee, a majority of the independent directors serving on the Board shall administer this Recovery Policy as set forth in this paragraph.

C.COVERED INDIVIDUALS

Each Executive Officer (as defined below) shall be subject to this Recovery Policy and shall be required to execute a Recovery Policy Participation Acknowledgment Form in the form attached as Exhibit A hereto. Failure by an Executive Officer to execute a Recovery Policy Participation Agreement shall have no impact on the applicability or enforceability of this Recovery Policy.

D.RECOVERY OF EXCESS INCENTIVE COMPENSATION

In the event the Company is required to prepare a Covered Financial Restatement (as defined below), the Company shall seek reasonably promptly the recovery of any Excess Incentive Compensation (as defined below) received by a

Specified Officer during the three completed fiscal years immediately preceding the applicable Triggering.

E.GOVERNING LAW

This Recovery Policy shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law thereof or of any other jurisdiction. Any dispute, controversy or claim arising out of or relating to this Recovery Policy shall be brought in any U.S. federal located in the State of New Jersey. By executing a Recovery Policy Participation Agreement, an Executive Officer submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided that, a final judgment in any such litigation shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other matter provided by law. Furthermore, by executing a Recovery Policy Participation Agreement, an Executive Officer waives any right to a trial by jury with respect to any matters arising under this Recovery Policy. Except as provided above, the parties shall each bear their own expenses in connection with any dispute under or relating to this Recovery Policy.

F.MISCELLANEOUS PROVISIONS

This Recovery Policy shall only apply to Incentive Compensation received on or after the effective date of the New York Stock Exchange Listing Standards implementing Rule 10D-1 under the Exchange Act. The Board may amend this Recovery Policy from time to time in its sole and absolute discretion. This Recovery Policy will not limit the rights of the Company to take any other actions or pursue other remedies that the Company may deem appropriate under the circumstances and under applicable law. This Recovery Policy will be binding and enforceable against all Specified Officers and their beneficiaries, heirs, executors, administrators or other legal representatives.

G.DEFINITIONS

“Company Group” shall mean the Company, collectively with each of its direct and indirect subsidiaries.

“Covered Financial Restatement” means an accounting restatement required due to material noncompliance by a member of the Company Group with any financial reporting requirements under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The following shall not constitute a Covered Financial Restatement: (i) out-of-period adjustments; (ii) retrospective application of a change in accounting principle; (iii) retrospective revision to reportable segment information due to a change in the structure of the internal organization of the Company Group; (iv) retrospective reclassification due to a discontinued operation; (v) retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; and (vi) retrospective revision for stock splits, reverse stock splits, stock dividends or other change in capital structure.

“Excess Incentive Compensation” means [(a)] the amount of Incentive Compensation received by a Specified Officer from any member of the Company Group in excess of the amount that would have been received had it been determined based on the restated amounts and (b) any other compensation that is computed based on, or otherwise attributable to, the amounts described in clause (a), in each case, as determined by the Compensation Committee in accordance with the Recovery Rules. The amount of Excess Incentive Compensation shall be determined on a gross basis without regard to any taxes owed or paid by the Specified Officer on the receipt or settlement of the Incentive Compensation. For Incentive Compensation based on stock price or total shareholder return, where the amount of Excess Incentive Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement, the amount will be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the Incentive Compensation was received. For the avoidance of doubt, Excess Incentive Compensation may include Incentive Compensation received by a person after such person ceases to be an Executive Officer.

“Executive Officer” shall mean an “executive officer” of the Company (as defined in Rule 10D-1(d) under the Exchange Act) and as identified by the Compensation Committee in accordance with the Recovery Rules.

“Financial Reporting Measures” means measures that are determined in accordance with the accounting principles used in preparing the Company Group’s financial statements, and any measures that are derived in whole or in part from such measures. Stock price and total shareholder return are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the Securities and Exchange Commission.

“Incentive Compensation” means any compensation that is granted, earned or becomes vested, in whole or in part, upon the attainment of a Financial Reporting Measure and as identified by the Compensation Committee in accordance with the Recovery Rules. Incentive Compensation shall not include the following: (i) salaries; (ii) amounts received solely at the discretion of the Compensation Committee or the Board and that are not received from a pool that is determined by satisfying a Financial Reporting Measure performance goal; (iii) amounts received solely upon satisfying one or more subjective standards; (iv) amounts received solely upon satisfying one or more strategic measures or operational measures; and (v) amounts received solely based on service or the passage of time.

Incentive Compensation shall be considered to be “received” by a Specified Officer in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive Compensation is achieved or attained, even if the payment or grant of the Incentive Compensation occurs after the end of that fiscal period.

“Specified Officer” means an Executive Officer who received Excess Incentive Compensation on or after the date he or she became an Executive Officer of the Company. For the avoidance of doubt, Specified Officers include former employees of the Company Group if they otherwise satisfy the definition of Specified Officer.

“Triggering Date” means the earlier to occur of (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Covered Financial Restatement or (ii) the date a court of competent jurisdiction, regulator, or other legally authorized body directs the Company to prepare a Covered Financial Restatement; provided, that the recovery of Excess Incentive Compensation pursuant to this Recovery Policy as a result of this clause (ii) shall only be required if such action by such court, regulator or other legally authorized body, as applicable, is final and non-appealable.

Exhibit A

Recovery Policy Participation Acknowledgment Form

This Recovery Policy Participation Acknowledgment Form (this “Participation Acknowledgment”) to the Incentive Compensation Recovery Policy (the “Recovery Policy”) of Kenvue Inc. (the “Company”) is entered into between the Company and the undersigned. Capital terms used but not defined in this Participation Acknowledgment shall have the meanings assigned to such terms in the Recovery Policy.

By signing below, the undersigned:

1.acknowledges and confirms that the undersigned has received and reviewed a copy of the Recovery Policy and that the undersigned is subject to the Recovery Policy;

2.acknowledges and agrees that the undersigned will comply with the Recovery Policy, including, without limitation, by returning Excess Incentive Compensation pursuant to, and in accordance with, the Recovery Policy and applicable law, and that the undersigned remains subject to the Recovery Policy during and after the undersigned’s employment or engagement with the Company Group;

3.notwithstanding the generality of the foregoing, acknowledges and agrees to comply with and be subject to the terms and conditions of the Recovery Policy, including those set forth in Paragraph E regarding the adjudication and settlement of all disputes, controversies or claims arising out of or relating to the Recovery Policy; and

4.acknowledges that the Recovery Policy may be amended from time to time in accordance with the terms thereof and the undersigned shall remain subject to the Recover Policy, as so amended, in all respects.

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